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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 1996 Stock Incentive Plan of Donna Karan International Inc. of our report dated April 16, 1996 with respect to the predecessor combined financial statements and schedule of Donna Karan International Inc. included in its Registration Statement (Form S-1 No. 333-
3600) filed with the Securities and Exchange Commission.


                                 /s/Ernst & Young LLP

New York, New York
August 2, 1996